Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form F-2 of Bonso Electronics International Inc. of our report dated May 28, 1999 relating to the financial statements appearing in Bonso Electronics International Inc.'s Annual Report on Form 20-F for the year ended March 31, 1999. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers
--------------------------
PricewaterhouseCoopers
Hong Kong
May 15, 2000